Exhibit 99.1

Contact Information:

Valeant Pharmaceuticals:

Investors:

Laurie W. Little

Valeant Pharmaceuticals International, Inc.

949-461-6002

laurie.little@valeant.com

Media:

Renee E. Soto/Meghan Gavigan

Sard Verbinnen & Co.

212-687-8080

rsoto@sardverb.com / mgavigan@sardverb.com

VALEANT SUBSTANTIALLY INCREASES MERGER PROPOSAL FOR ALLERGAN

•	Increases Cash Consideration by $10.00 per share to $58.30, approximately 21 Percent Increase

•	Maintains 0.83 of a Valeant share

•	Adds Contingent Value Right for DARPin of up to $25.00 per Share in Value

•	Valeant Commits to Invest up to $400 Million in DARPin and Retain Current Allergan Employees Responsible for Development

•	Represents 40 Percent of DARPin Net Sales after Recoupment of the Development Investment

•	Will Host Live Presentation and Webcast Today at 8:00 a.m. ET to Discuss Increased Proposal and Provide Further Clarity on Valeant’s Operating Performance and Business Model

LAVAL, Quebec, May 28, 2014 — Valeant Pharmaceuticals International, Inc. (“Valeant”) (NYSE: VRX) (TSX: VRX) today announced that it has submitted an increase to its April 22 proposal to merge with Allergan, Inc. (NYSE: AGN) to Allergan’s Board of Directors.

Letter to Allergan CEO and Board of Directors

J. Michael Pearson	2150 St. Elzéar Blvd. West
Chairman & Chief Executive Officer	Laval, Quebec H7L 4A8 Canada www.valeant.com

May 28, 2014

Mr. David Pyott

Chairman & CEO

Allergan, Inc.

2525 Dupont Drive

Irvine, California 92612

Dear Mr. Pyott,

As we publicly stated two weeks ago, today Valeant is increasing its offer for Allergan. Over the past several weeks, we have met with, and listened carefully to the views of, a number of Allergan shareholders. Our revised offer is based on specific feedback we received in our discussions and offers Allergan shareholders, for each Allergan share (1) $58.30 in cash, representing an increase of $10, or approximately 21%, in the cash portion of the consideration, (2) 0.83 of a Valeant share and (3) a new CVR related to DARPin® sales which would provide up to approximately $25.00 per share of additional value based on the approximately $20 billion in potential cumulative 10-year DARPin® sales referred to in your May 12th presentation. We are prepared to fund up to $400 million to develop DARPin® and will pay 40% of the net sales of DARPin® referred to in your May 12th presentation after recovery of our shareholders’ investment in DARPin® development expenses. Shareholders will continue to be able to elect their mix of cash and shares, subject to proration, as well as receiving the CVR. We would propose to retain Allergan employees to continue development of DARPin® and will ask Allergan to provide us a list of eight independent scientific and business leaders. From these eight, we will select five to oversee DARPin® development and decide on all go / no-go decisions as the compound progresses. We will work with Allergan’s board and management to finalize the details of the CVR.

Our increased offer provides additional immediate value to the Allergan shareholders — we note that the cash portion of our revised offer alone represents approximately 50% of Allergan’s unaffected share price — and provides Allergan shareholders with significant substantial additional value if DARPin® achieves Allergan’s expectations.

It appears based on Allergan’s recent public statements that you have a fundamental misunderstanding of our business model and its performance. We would be delighted to provide you and the Allergan board with the opportunity to better understand our business model and address any concerns that you may have. This can be best accomplished by an in-person meeting with our team to better understand our business. A meeting of our respective teams will allow you to review the facts regarding our offer and enable you to provide your board with the information necessary to fulfill its fiduciary duty in assessing the value of a Valeant-Allergan business combination. We reviewed your consultants’ analysis in the report Allergan filed yesterday, which contained numerous errors and misstatements of facts. We hope you and your board have the opportunity to listen to our presentation later this morning, which we believe will address all your concerns regarding Valeant and our business model.

We strongly believe that applying Valeant’s operating philosophy, strategy, and financial discipline to a broader set of durable assets will create substantial long-term returns for Allergan shareholders over the short, intermediate, and long term, and exceed returns available to Allegan shareholders through alternative options, including a standalone alternative. As importantly, we believe the combined companies can better serve the patient and medical communities with a more complete offering of products and continued innovation in ophthalmology, dermatology, aesthetics, neurology and emerging markets.

Our discussions with Allergan’s shareholders, many of whom are also our shareholders, have continued to express enthusiasm about our potential business combination. We are confident they will view this offer — which delivers them greater upfront cash proceeds, the opportunity to continue to participate in the substantial cost and strategic synergies as a 43% shareholder of the combined company, and a CVR with significant upside based on the success of DARPin® — as one that merits your immediate engagement with us. We ask you once again to enter into discussions with us promptly so that we can consummate this mutually beneficial transaction in a timely manner. We look forward to hearing from you.

Sincerely,

J. Michael Pearson

Chairman & Chief Executive Officer

cc: Allergan, Inc. Board of Directors

Investor/Analyst Meeting and Webcast Information

Valeant will host an in-person meeting for Allergan and Valeant shareholders today at 8:00 a.m. ET (5:00 a.m. PT) at the AXA Equitable Auditorium, 787 Seventh Avenue (between 51st and 52nd Streets), New York, New York. Attendees should pre-register to assure seating for the meeting by contacting ir@valeant.com as seating will be limited. The meeting will also be accessible via a conference call and live Internet webcast along with a slide presentation. The dial-in number to participate on this call is (877) 876-8393 confirmation code 46457022. International callers should dial (973) 200-3961, confirmation code 46457022. A replay will be available approximately two hours following the conclusion of the conference call through June 4, 2014 and can be accessed by dialing (855) 859-2056, or (404) 537-3406, confirmation code 46457022. The live webcast of the conference call may be accessed through the investor relations section of the Company’s corporate website at www.valeant.com.

About Valeant Pharmaceuticals International, Inc.

Valeant Pharmaceuticals International, Inc. (NYSE/TSX: VRX) is a multinational specialty pharmaceutical company that develops, manufactures and markets a broad range of pharmaceutical products primarily in the areas of dermatology, eye health, neurology and branded generics. More information about Valeant can be found at www.valeant.com.

Forward-looking Statements

This communication may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Canadian securities laws. These forward-looking statements include, but are not limited to, statements regarding Valeant’s offer to acquire Allergan, its financing of the proposed transaction, its expected future performance (including expected results of operations and financial guidance), and the combined company’s future financial condition, operating results, strategy and plans. Forward-looking statements may be identified by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” “target,” “opportunity,” “tentative,” “positioning,” “designed,” “create,” “predict,” “project,” “seek,” “ongoing,” “upside,” “increases” or “continue” and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results to differ materially from those described in the forward-looking statements. These assumptions, risks and uncertainties include, but are not limited to, assumptions, risks and uncertainties discussed in the company’s most recent annual or quarterly report filed with the Securities and Exchange Commission (the “SEC”) and the Canadian Securities Administrators (the “CSA”) and assumptions, risks and uncertainties relating to the proposed merger, as detailed from time to time in Valeant’s filings with the SEC and the CSA, which factors are incorporated herein by reference. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this communication are set forth in other reports or documents that we file from time to time with the SEC and the CSA, and include, but are not limited to:

•	the ultimate outcome of any possible transaction between Valeant and Allergan including the possibilities that Valeant will not pursue a transaction with Allergan and that Allergan will reject a transaction with Valeant;

•	if a transaction between Valeant and Allergan were to occur, the ultimate outcome and results of integrating the operations of Valeant and Allergan, the ultimate outcome of Valeant’s pricing and operating strategy applied to Allergan and the ultimate ability to realize synergies;

•	the effects of the business combination of Valeant and Allergan, including the combined company’s future financial condition, operating results, strategy and plans;

•	the effects of governmental regulation on our business or potential business combination transaction;

•	ability to obtain regulatory approvals and meet other closing conditions to the transaction, including all necessary stockholder approvals, on a timely basis;

•	our ability to sustain and grow revenues and cash flow from operations in our markets and to maintain and grow our customer base, the need for innovation and the related capital expenditures and the unpredictable economic conditions in the United States and other markets;

•	the impact of competition from other market participants;

•	the development and commercialization of new products;

•	the availability and access, in general, of funds to meet our debt obligations prior to or when they become due and to fund our operations and necessary capital expenditures, either through (i) cash on hand, (ii) free cash flow, or (iii) access to the capital or credit markets;

•	our ability to comply with all covenants in our indentures and credit facilities, any violation of which, if not cured in a timely manner, could trigger a default of our other obligations under cross-default provisions; and

•	the risks and uncertainties detailed by Allergan with respect to its business as described in its reports and documents filed with the SEC.

All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement. Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. Valeant undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this communication or to reflect actual outcomes.

ADDITIONAL INFORMATION

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. This communication relates to a proposal which Valeant Pharmaceuticals International, Inc. (“Valeant”) has made for a business combination transaction with Allergan, Inc. (“Allergan”). In furtherance of this proposal and subject to future developments, Valeant and Pershing Square Capital Management, L.P. (“Pershing Square”) (and, if a negotiated transaction is agreed, Allergan) may file one or more registration statements, proxy statements or other documents with the SEC. This communication is not a substitute for any proxy statement, registration statement, prospectus or other document Valeant, Pershing Square and/or Allergan may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF VALEANT AND ALLERGAN ARE URGED TO READ THE

PROXY STATEMENT(s), REGISTRATION STATEMENT, PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Any definitive proxy statement(s) (if and when available) will be mailed to stockholders of Allergan and/or Valeant, as applicable. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Valeant and/or Pershing Square through the web site maintained by the SEC at http://www.sec.gov.

Information regarding the names and interests in Allergan and Valeant of Valeant and persons related to Valeant who may be deemed participants in any solicitation of Allergan or Valeant shareholders in respect of a Valeant proposal for a business combination with Allergan is available in the additional definitive proxy soliciting materials in respect of Allergan filed with the SEC by Valeant on April 21, 2014 and May 28, 2014. Information regarding the names and interests in Allergan and Valeant of Pershing Square and persons related to Pershing Square who may be deemed participants in any solicitation of Allergan or Valeant shareholders in respect of a Valeant proposal for a business combination with Allergan is available in additional definitive proxy soliciting material in respect of Allergan filed with the SEC by Pershing Square. The additional definitive proxy soliciting material referred to in this paragraph can be obtained free of charge from the sources indicated above.

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